EXHIBIT 23.1

Consent from Auditors



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements Nos. 333-42908, 333-53141, 333-01817 and 333-80765 of Advanced Remote
Communication Solutions, Inc. on Form S-8 of our report dated April, 4 2001, appearing in this Annual Report on Form 10-KSB of Advanced
Remote Communication Solutions, Inc. for the year ended December 31, 2000.





/S/ DELOITTE & TOUCHE LLP
San Diego, California
April 10, 2001